 Exhibit 99.2

Liberated Syndication Inc. and Subsidiaries
and pair Networks Inc. and Subsidiaries

Unaudited pro forma combined consolidated financial information

The following unaudited pro forma combined consolidated balance sheet reflects the estimated adjustments to Libsyn’s historical consolidated balance sheet as of September 30, 2017. Also, the unaudited pro forma combined consolidated statement of income reflects the estimated adjustments to Libsyn’s historical consolidated statement of operations for the year ended December 31, 2016, and for the nine months ended September 30, 2017, to give effect to:

●
The acquisition of pair Networks, Inc. (“PNI”), per the terms of the Share Exchange Agreement signed on December 27, 2017, and related debt funding, along with payment of cash consideration and issuance of 1,579,613 shares of common Stock of Libsyn, as if both had occurred on January 1, 2016.

The acquisition is treated as a purchase transaction. The initial accounting for the business combination is not complete as of the filing of these proforma condensed combined financial statements. We are reporting in these pro forma condensed combined financial statements provisional estimated amounts of the fair market value of the assets acquired. The determination of the PNI purchase price and allocation of the purchase price to the underlying tangible and intangible assets in the pro forma condensed combined financial statements are subject to change as additional information becomes available. The unaudited pro forma combined consolidated statements of operations are not necessarily indicative of Libsyn’s actual results of operations assuming the transaction were completed on January 1, 2016, nor do they purport to represent Libsyn’s results of operations for the future periods.

The unaudited pro forma combined consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Libsyn appearing in the Annual Report.

Liberated Syndication Inc. and Subsidiaries
and pair Networks Inc. and Subsidiaries

Unaudited pro forma combined consolidated balance sheet
As of September 30, 2017

	Historical
	Liberated Syndication Inc.	pair Networks, Inc.		Proforma Increase (Decrease)	Proforma Combined
CURRENT ASSETS:
Cash	$7,369,569	$470,366	[A]	$(270,366)
			[B]	(13,563,778)
			[C]	10,000,000	$4,005,791
Accounts receivable, net	591,572	93,387		-	684,959
Prepaid domain name registry fees	-	570,850		-	570,850
Prepaid expense	44,600	154,205		-	198,805

Total Current Assets	8,005,741	1,288,808		(3,834,144)	5,460,405

Property and equipment, net	88,948	2,996,500		-	3,085,448
Goodwill	11,484,251	-	[A]	470,366
			[B]	15,912,357	27,396,608
Note receivable – stockholder	-	16,446,101	[A]	(16,446,101)	-
Prepaid domain name registry fees, net	-	680,992		-	680,992
Other assets	3,582	34,896		-	38,478
Total assets	$19,582,522	$21,447,297		$(4,367,888)	$36,661,931

CURRENT LIABILITIES:

Accounts payable	$429,377	$158,003		$-	$587,380
Current portion of deferred revenue	101,025	2,803,606		-	2,904,631
Accrued payroll	-	241,161		-	241,161
Current portion of notes payable	-	240,000	[A]	(240,000)
			[C]	1,600,000	1,600,000
Other current liabilities	74,302	32,800		-	107,102

Total Current Assets	604,704	3,475,570		1,360,000	5,440,274

Deferred revenue, net of current	-	1,184,031		-	1,184,031
Notes payable, net of current	-	3,544,454	[A]	(3,544,454)
			[C]	8,400,000	8,400,000
Capital lease	-	159,808		-	159,808
Total liabilities	604,704	8,363,863		6,215,546	15,184,113

STOCKHOLDERS’ EQUITY:
Common stock	24,416	25,100	[A]	(25,100)
			[B]	1,580	25,996
Additional paid-in capital	26,787,637	-	[B]	2,498,420	29,286,057
Retained earnings (accumulated deficit)	(7,834,235)	13,058,334	[B]	(13,058,333)	5,224,099
Total stockholders’ equity	18,977,818	13,083,434		(10,583,434)	21,477,818
Total liabilities and stockholders’ equity	$19,582,522	$21,447,297		$(4,367,888)	$36,661,931

Liberated Syndication Inc. and Subsidiaries
and pair Networks Inc. and Subsidiaries

Unaudited pro forma condensed combined consolidated statement of operations
For the nine months ended September 30, 2017

	Historical
	Liberated Syndication Inc	pair Networks, Inc		Pro forma adjustments	Pro forma Combined
NET SALES	$7,723,250	$8,880,048		$-	$16,603,298

COST OF REVENUE	2,309,902	906,651		-	3,216,533

GROSS PROFIT	5,413,348	7,973,397		-	13,386,745

OPERATING EXPENSES:
Selling expense	235,583	293,293		-	528,876
General and administrative expenses	3,735,052	6,336,162	D	(209,189)	9,862,025
Consulting	72,456	-		-	72,456
Total Operating Expense	4,043,091	6,629,455		(209,189)	10,463,357

INCOME FROM OPERATIONS	1,370,257	1,343,942		209,189	2,923,388

OTHER INCOME (EXPENSE)
Interest (expense)	-	(100,774)	G	(139,226)	(240,000)
Interest income	-	87,364	E	(87,364)	-
Other income	-	(14,270)		-	(14,270)
Total Other Income (Expense)	-	(27,680)		(226,590)	(254,270)

INCOME BEFORE INCOME TAXES	1,370,257	1,316,262		(17,401)	2,669,118

INCOME TAX EXPENSE	-	-		-	-

NET INCOME (LOSS)	$1,370,257	$1,316,262		$(17,401)	$2,669,118

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	24,415,860		B	1,579,613	25,995,473

BASIC EARNINGS PER SHARE	$0.06				$0.10

Liberated Syndication Inc. and Subsidiaries
and pair Networks Inc. and Subsidiaries

Unaudited pro forma condensed combined consolidated statement of operations
For the year ended December 31, 2016

	Historical
	Liberated Syndication Inc	pair Networks, Inc		Pro forma adjustments	Pro forma Combined
NET SALES	$8,792,208	$12,233,107		$-	$21,025,315

COST OF REVENUE	2,808,482	1,124,961		-	3,933,443

GROSS PROFIT	5,983,727	11,108,146		-	17,091,873

OPERATING EXPENSES:
Selling expense	282,954	260,777		-	543,731
General and administrative expenses	2,830,719	9,413,644	D	(648,495)	11,595,868
Consulting	85,435	-		-	85,435
Total Operating Expense	3,199,109	9,674,421		(648,495)	12,225,035

INCOME FROM OPERATIONS	2,784,618	1,433,725		648,495	4,866,838

OTHER INCOME (EXPENSE)
Interest (expense)	-	(42,990)	G	(286,024)	(329,014)
Interest income	-	103,062	E	(100,652)	2,410
Other income	-	(177,532)	F	190,000	12,468
Total Other Income (Expense)	-	(117,460)		(196,676)	(314,136)

INCOME BEFORE INCOME TAXES	2,784,618	1,316,265		451,819	4,552,702

INCOME TAX EXPENSE	-	-		-	-

NET INCOME (LOSS)	$2,784,618	$1,316,265		$451,819	$4,552,702

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	24,415,860		B	1,579,613	25,995,473

BASIC EARNINGS PER SHARE	$0.11				$0.18

Liberated Syndication Inc. and Subsidiaries
and pair Networks Inc. and Subsidiaries

Notes to the Unaudited pro forma combined consolidated statement of operations

NOTE 1 – Liberated Syndication Inc. and Subsidiaries.

Liberated Syndciation Inc. ("Libsyn"), a Nevada corporation, was organized on September 25, 2016. The Company operates podcast hosting service, through its wholly owned subsidiary, Webmayhem Inc., a Pennsylvania corporation.

NOTE 2 – pair Networks Inc. and Subsidiaries

pair Networks, Inc. and subsidiary (PNI) provide web hosting services and domain name registrations. Services include shared web hosting, e-commerce, fully-managed virtual private and dedicated servers, customer self-managed dedicated servers, domain-name registration, co-location and content-delivery networks. PNI began operations in August 1995. It incorporated in the state of Pennsylvania in August 1998. PNI’s principal operations are conducted on-site in Pittsburgh, PA. PNI also has an operating site in Denver, Colorado, and a remote site back-up location in Pittsburgh, PA.

Ryousha Kokusai, LLC (dba pair International), a wholly owned single-member limited liability company subsidiary of PNI, was formed on January 1, 2015. The sales to European Union countries subject to the Value Added Tax (VAT) in Europe are recorded and handled through this LLC.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Management made assumptions and estimates for determining fair value of the consideration paid, fair value of the underlying assets acquire and resulting goodwill and amortization of intangible assets.  Actual results could differ from those estimated by management.

The initial accounting for the business combination is not complete as of the filing of these proforma condensed combined financial statements.  We are reporting in these proforma condensed combined financial statements provisional estimated amounts of the fair market values of the assets acquired, and are subject to change as additional information, including the final determination of the PNI purchase price and allocation of the purchase price to the underlying tangible and intangible assets becomes available.

We shall retrospectively adjust the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date.

NOTE 3 - ACQUISITION AND PROFORMA ADJUSTMENTS

On December 27, 2017, pursuant to a Share Purchase Agreement, by and among, Liberated Syndication, Inc. and pair Networks, Inc., a Pennsylvania company (“PNI”), Libsyn acquired 100% of the outstanding common Stock of PNI.

Under the terms of the Agreement, the parties agreed that Libsyn shall acquire from PNI all of the issued and outstanding shares of PNI’s capital stock in exchange for the sum of

1.
Two Million Five Hundred Thousand Dollars ($2,500,000) or 1,579,613 “unregistered” and “restricted” shares of Libsyn’s common stock.
2.
Plus, Thirteen million Five Hundred Thousand Dollars ($13,500,000) in cash.
3.
Plus, the total amount of cash determined as of immediately prior to closing ($470,366).
4.
Minus, Two Hundred Thousand Dollars ($200,000).
5.
Minus, the outstanding amount of indebtedness determined as of immediately prior to the Closing.
6.
Plus or minus the amount by which the Net Working Capital determined as of immediately prior to the Closing exceeds or is less than, as applicable, the Net Working Capital Target. (Plus $63,778)

Liberated Syndication Inc. and Subsidiaries
and pair Networks Inc. and Subsidiaries

Notes to the Unaudited pro forma combined consolidated statement of operations

To obtain financing for a portion of the cash consideration, Libsyn secured the following loans totaling $10,000,000. (1) an $8,000,000 Term Loan Note bearing interest at LIBOR plus 175 basis point with principal and interest payments to be made quarterly, maturing on December 27, 2022. (2) a $2,000,000 Revolving Credit Note bearing interest at LIBOR plus 175 basis points with interest payments to be made quarterly, maturing on December 27, 2022.

The pro forma balance sheet assumes the PNI acquisition occurred on September 30, 2017.

[A] To record for the structure of the deal being a no debt no cash acquisition except for $200,000 of cash and the forgiveness of the note with the shareholder of PNI. The short-term line of credit was $240,000; the Note payable was $3,544,454 and the note receivable to the shareholder of PNI was $16,446,101.

[B] To record the acquisition of a 100% of PNI’s Common Stock for the sum of the following: (1) $13,563,778 in cash, plus, (2) the issuance of 1,579,613 shares of Common Stock of Libsyn. The acquisition will be recorded using the purchase accounting method.

[C] To record the money borrowed to fund the purchase of PNI. The Company secured a $2,000,000 revolver bearing interest at LIBOR plus 175 basis points, and an $8,000,000 5-year term loan bearing interest at LIBOR plus 175 basis points.

The pro forma statement of operations assumes the PNI acquisition occurred on January 1, 2016. For purposes of the pro forma statement of operations for the year ended December 31, 2016, PNI’s historical statements of operations were combined with Libsyn’s historical statement of operations for the year ended December 31, 2016. For the purposes of the pro forma statement of operations for the nine months ended September 30, 2017 PNI’s historical statement of operations for the nine months ended September 30, 2017 were combined with Libsyn’s historical statement of operations for the nine months ended September 30, 2017.

[D] The following table provides a list of changes in general and administrative expenses for the period presented:

	Year Ended December 31 2016	Nine Months ended September 30, 2017
Incremental audit fees	$45,000	$45,000
Accounting fee savings	(34,950)	(70,000)
Owners compensation savings	(530,770)	(113,077)
Legal fee savings	(127,775)	(71,112)
Total	$(648,495)	$(209,189)

The following table provide a list of the changes in other income and expense associate with the change in ownership as well as the effects of securing loans for purchase of PNI

	Year Ended December 31, 2016	Nine Months ended September 30, 2017
[E] Interest on shareholder note receivable	$(100,652)	$(87,364)
[F] Consulting fee	190,000	-

Interest on $10,000,000 financing	$(320,000)	$(240,000)
Interest on PNI loans	33,976	100,774
[G] Total Interest	$(286,024)	$(139,226)